                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors and Stockholders
Kansas City Southern:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

(signed) KPMG LLP


Kansas City, Missouri
July 11, 2002